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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of earliest event reported): APRIL 16, 2007

                            TECUMSEH PRODUCTS COMPANY
             (Exact name of registrant as specified in its charter)

                MICHIGAN                       0-452              38-1093240
      (State or other jurisdiction          (Commission         (IRS Employer
            of incorporation)              File Number)      Identification No.)

        100 EAST PATTERSON STREET
           TECUMSEH, MICHIGAN                                       49286
(Address of principal executive offices)                          (Zip Code)

       Registrant's telephone number, including area code: (517) 423-8411

                                (NOT APPLICABLE)
         (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 4.01 CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT.

     (a) On April 16, 2007, the Audit Committee of Tecumseh Products Company approved the dismissal of PricewaterhouseCoopers LLC as our independent registered public accounting firm, effective immediately. PricewaterhouseCoopers LLC's reports on our financial statements for the fiscal years ended December 31, 2005 and 2006 contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principle, except for an explanatory paragraph in the report of PricewaterhouseCoopers LLP on our financial statements as of and for the year ended December 31, 2006, which discloses that Tecumseh Products Company has suffered recurring losses from operations and that management's plans in regard to this matter are discussed in the footnotes.

     During the fiscal years ended December 31, 2006 and 2005 and through April 16, 2007, there were no disagreements with PricewaterhouseCoopers LLC on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of PricewaterhouseCoopers LLC, would have caused PricewaterhouseCoopers LLC to make reference to the subject matter of the disagreements in connection with its reports on our financial statements for those years.

     During the fiscal years ended December 31, 2006 and 2005 and through April 16, 2007, there were no "reportable events," as defined in item 304(a)(1)(v) of Regulation S-K, except for a material weakness related to interim period income taxes included in our Annual Report on Form 10-K for the year ended December 31, 2006 and a material weakness related to inadequate design of access security policies and segregation of duties requirements, as well as a lack of independent monitoring of user access to financial application programs and data, included in our Annual Report on Form 10-K for the year ended December 31, 2005. As a result of the material weakness related to interim period income taxes, we restated the interim information (though not the full-year information) in the financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2005, and we restated the financial statements included in our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2006 and June 30, 2006. We believe that we have remediated the 2005 material weakness, and with respect to the completeness and accuracy of the calculation of interim income taxes, we have enhanced our methodologies to comply with generally accepted accounting principles. We have also instituted additional review procedures related to these processes that included additional management review and review by outside tax advisors before we finalized our income tax provision for the year ended December 31, 2006. While we have enhanced internal control processes around the calculation of interim income taxes, management cannot perform an assessment of these controls until 2007 due to the timing of operation of the controls. Management therefore cannot conclude at this time that the material weakness has been remediated. Our Audit Committee has discussed the subject matter of each of these reportable events with PricewaterhouseCoopers LLC. We have authorized PricewaterhouseCoopers LLC to respond fully to the inquiries of the successor accountant concerning the subject matter for each of these reportable events.

     We provided PricewaterhouseCoopers LLC with a copy of the disclosures above and requested that it furnish us with a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the above statements and, if not, stating the respect in which it does not agree. We are filing a copy of PricewaterhouseCoopers LLC's letter regarding its concurrence with the statements we are making in this report as Exhibit 16.

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     (b) On April 16, 2007, our Audit Committee engaged Grant Thornton LLP as our new independent registered public accounting firm. During the fiscal years ended December 31, 2006 and 2005 and through April 16, 2007, we did not consult with Grant Thornton LLP regarding either (1) the application of accounting principles to any specific completed or proposed transaction, (2) the type of audit opinion that might be rendered on our financial statements, or (3) any matters or reportable events as set forth in Item 304(a)(1)(iv) or (v) of Regulation S-K.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

     The following exhibit is filed with this report:

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
Exhibit No.                               Description
-----------                               -----------
     16       Letter from PricewaterhouseCoopers LLC dated as of April 19, 2007
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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        TECUMSEH PRODUCTS COMPANY


Date: April 19, 2007                    By /s/  Charles R. Greene
                                           -------------------------------------
                                           Charles R. Greene
                                           Corporate Controller

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EXHIBIT INDEX

Exhibit No.                               Description
-----------                               -----------
     16       Letter from PricewaterhouseCoopers LLC dated as of April 19, 2007